Exhibit 10.1

EXECUTION

AMENDMENT NO. 2 TO

MASTER REPURCHASE AGREEMENT

Amendment No. 2 to Master Repurchase Agreement (this “Amendment”) dated as of October 21, 2015, between UBS Real Estate Securities Inc. (the “Buyer”), ACRC Lender U LLC and ACRC Lender U TRS LLC (the “Sellers”), ACRC Lender U MEZZ LLC (the “Mezzanine Subsidiary”), and ARES Commercial Real Estate Corporation (the “Guarantor”, and together with the Sellers and the Mezzanine Subsidiary, collectively, the “Seller Parties”).

RECITALS

The Buyer and Seller Parties are parties to that certain Master Repurchase Agreement, dated as of April 9, 2014 (as amended by Amendment No. 1, dated as of April 28, 2014, the “Existing Repurchase Agreement”, as subsequently amended by this Amendment, and as may be further amended from time to time, the “Repurchase Agreement”), and that certain Pricing Letter, dated as of April 9, 2014 (as amended by Amendment No. 1, dated as of December 1, 2014, and as may be further amended from time to time, the “Pricing Letter”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and the Pricing Letter, as applicable.

The Buyer and Seller Parties have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, Buyer has required the Guarantor to ratify and affirm the Program Guaranty on the date hereof.

Accordingly, the Buyer and Seller Parties hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.                                                 No Commitment.  Notwithstanding anything set forth in the Repurchase Agreement or Pricing Letter, the Repurchase Agreement shall not constitute a commitment by the Buyer to enter into Transactions with the Seller Parties; provided that with respect to Future Funding Obligations, so long as (a) no Credit Event has occurred and is continuing with respect to such Purchased Asset on the date of the requested Purchase Price Increase, (b) Seller Parties have delivered a copy of the current rent roll with respect to such Purchased Asset, (c) the related Purchased Asset is an Eligible Asset on the date of the requested Purchase Price Increase and (d) all other conditions precedent set forth in Section 3(b) shall have been satisfied or waived on or prior to the date of the requested Purchase Price Increase, then Buyer shall fund such related Purchase Price Increase; provided that due diligence to be performed by Buyer pursuant to Section 3(b)(i) shall be solely from the later of (i) the Purchase Date or (ii) the most recent Purchase Price Increase Date with respect to such Purchased Asset.  Buyer may, but shall have no obligation, to enter into Transactions with Seller Parties up to the Maximum Aggregate Purchase Price.

SECTION 2.                                                 Applicability.    Section 1 of the Existing Repurchase Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with the following:

From time to time, at the request of any or all Sellers, the parties hereto may enter into transactions in which (a) (i) any or all Sellers agree to transfer to Buyer Purchased Assets against the transfer of funds by Buyer to the applicable Seller and (ii) ACRC agrees to transfer to Buyer Mezzanine Subsidiary Interests (it being understood that Purchased Assets which consist of Mezzanine Subsidiary Interests will be valued from time to time based on the applicable Mezzanine Subsidiary Assets owned by the Mezzanine Subsidiary), and (b) Buyer simultaneously agrees to transfer to the applicable Seller each of such Purchased Assets on the applicable Repurchase Date against the transfer of funds by the applicable Seller.  Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement (including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder), unless otherwise agreed in writing.  For the avoidance of doubt, upon receipt of the Repurchase Price (or Purchase Price Decrease, as applicable) in each Transaction, Buyer shall be obligated to return to the applicable Seller the same Purchased Assets such Seller originally transferred to Buyer pursuant to such Transaction (or to release the same Mezzanine Subsidiary Asset, as applicable).  This Agreement is not a commitment by Buyer to enter into Transactions with Sellers but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Sellers.  Each Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.  Any commitment to enter into Transactions shall be set forth in the Pricing Letter, and shall be subject to satisfaction of all terms and conditions of this Agreement.

SECTION 3.                                                 Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

(a)                                 deleting the definitions of “Commitment Fee” and “Maximum Committed Purchase Price” in their entirety and all references thereto; and

(b)                                 adding the following definition in its appropriate alphabetical order:

“Extension Fee” shall have the meaning set forth in the Pricing Letter.

SECTION 4.                                                 Conditions Precedent to all Transactions.  Section 3(b) of the Existing Repurchase Agreement is hereby amended by:

(a)                                 deleting the first paragraph thereof in its entirety and replacing it with the following:

(b)                                 Conditions Precedent to all Transactions.  Upon satisfaction of the conditions set forth in this Section 3(b), Buyer may enter into a Transaction with Sellers.  Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(b)                                 deleting clause (iv) in its entirety and replacing it with the following:

(iv)                              Maximum Aggregate Purchase Price.  After giving effect to the requested Transaction, the aggregate outstanding Purchase Price attributable to all Purchased Assets subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Aggregate Purchase Price.

SECTION 5.                                                 Initiation.  Section 3(c) of the Existing Repurchase Agreement is hereby amended by deleting clause (iv) in its entirety and replacing it with the following:

(iv)                              Upon satisfaction of the applicable conditions precedent set forth in Sections 3(a) and 3(b) hereof, and subject to due diligence review and approval of the proposed Purchased Assets or Mezzanine Subsidiary Assets, as applicable, in accordance with Section 17, Buyer may agree to enter into such requested Transaction so long as the conditions set forth herein are satisfied and after giving effect to the requested Transaction the aggregate outstanding Purchase Price does not exceed the Maximum Aggregate Purchase Price, in which case Buyer shall fund the Purchase Price in accordance with this Agreement.  Buyer’s funding the Purchase Price of the Transaction and the applicable Seller’s acceptance thereof, will constitute the parties agreement to enter into such Transaction.  Upon remittance of the Purchase Price to the applicable Seller, such Seller hereby grants, assigns, conveys and transfers all rights, and a first priority security interest in and to the Purchased Assets evidenced on the related Asset Schedule.

SECTION 6.                                                 Extension of Termination Date.   Section 3(f) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(f)                                   Extension of Termination Date.  Thirty (30) days prior to any yearly anniversary of the date hereof and provided that no Default or Event of Default has occurred and is continuing, Sellers may request in writing that the Termination Date be extended and the Buyer may, in its sole discretion, extend the Termination Date.  The Sellers shall remit to Buyer the Extension Fee in connection with the extension of the Termination Date.

SECTION 7.                                                 Collections; Income Payments.  Section 5(b) of the Existing Repurchase Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing it with the following:

(ii)                                  second, to Buyer in payment of any accrued and unpaid fees (including, without limitation, any Extension Fee) and expenses to Buyer’s account set forth in Section 9(a) hereof;

SECTION 8.                                                 Requirement of Law.  Section 6(d) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(d)                                 Within ten (10) Business Days after receipt of the Requirement of Law Notice, Sellers will be entitled to notify Buyer of its intention to repay all Obligations hereunder and terminate this Agreement, and after payment of any Requirement of Law Premium and the outstanding Repurchase Price and any other Obligations outstanding (i) Buyer will rebate to Sellers the most recently paid Extension Fee, pro-rated for the portion of the relevant period after the date Sellers terminated the Agreement, (ii) Sellers shall pay the Exit Fee, pro-rated based on the period the Agreement was in effect, and (iii) Sellers shall pay the Price Differential Shortfall, if any, pro-rated based on the period the Agreement was in effect.

SECTION 9.                                                 Payment Default.  Section 13(a) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(a)                                 Payment Default.  A Seller Party shall default in the payment of  (i)  any payment of Price Differential which has become due on a Payment Date and such payment is not received within three (3) Business Days; (ii) any Repurchase Price or Exit Fee which has become due; (iii) any Asset Manager Fee or Extension Fee which has become due and such payment is not received within three (3) Business Days; (iv) any Margin Deficit when due pursuant to Section 6 hereof or (v) make any payment on account of Expenses that are due on demand or upon presentation of an invoice thereof within thirty (30) days after demand or presentment thereof; or

SECTION 10.                                          Conditions Precedent.  This Amendment shall become effective on the date hereof, subject to the Buyer having received (i) this Amendment, executed and delivered by duly authorized officers, as applicable, of the Buyer, Sellers, Mezzanine Subsidiary, and Guarantor, which shall be in form and substance satisfactory to the Buyer and (ii) the Extension Fee.

SECTION 11.                                          Ratification of Agreement.  As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 12.                                          Representations and Warranties.  Each Seller Party, jointly and severally, hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement and Pricing Letter on its part to be observed or performed, that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement.  Each Seller Party hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar Requirement of Law affecting creditors’ rights generally and (ii) general principles of equity.

SECTION 13.                                          Reaffirmation of Program Guaranty.  The Guarantor hereby (i) agrees that the liability of the Guarantor or rights of Buyer under the Program Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Program Guaranty, and (iii) acknowledges and agrees that such Program Guaranty is and shall continue to be in full force and effect.

SECTION 14.                                          Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.  This Amendment embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof.

SECTION 15.                                          Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.  The original documents shall be promptly delivered, if requested.

SECTION 16.                                          GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 17.                                          Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Buyer, the Seller Parties and the Guarantor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

Buyer:

UBS REAL ESTATE SECURITIES INC., as Buyer

By:	/s/ Siho Ham
Name: Siho Ham
Title: Director

By:	/s/ David Schell
Name: David Schell
Title: Executive Director

Sellers:

ACRC LENDER U LLC, as Seller

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: Vice President

ACRC LENDER U TRS LLC, as Seller

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: Vice President

Signature Page to Amendment No. 2 to Master Repurchase Agreement

Mezzanine Subsidiary:

ACRC LENDER U MEZZ LLC, as Mezzanine Subsidiary

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: Vice President

Guarantor:

ARES COMMERCIAL REAL ESTATE CORPORATION, as Guarantor

By:	/s/ John B. Jardine
Name: John B. Jardine
Title: Co-Chief Executive Officer

Signature Page to Amendment No. 2 to Master Repurchase Agreement